UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                (Amendment No. 7)


                             E AND S HOLDINGS, INC.
                 (Name of small business issuer in its charter)

         Nevada                           3420                      91-2135425
(State of jurisdiction of           Primary Standard            (I.R.S. Employer
    incorporation or           Industrial Classification         Identification
      organization)                       Code                       Number)

                                             Edward A. Barth                          Edward A. Barth
5046 East Boulevard Northwest          5046 East Boulevard Northwest           5046 East Boulevard Northwest
       Canton, OH 44718                      Canton, OH 44718                        Canton, OH 44718
        (330) 966-8120                        (330) 966-8120                          (330) 966-8120
(Address and telephone number       (Name, address and telephone number     (Name, address and telephone number
of principal executive offices)        of principal place of business)             of agent for service)

                                   Copies to:
                             Ronald O. Kaffen, Esq.
                            Baker, Hardesty & Kaffen
                        520 South Main Street, Suite 500
                             Akron, Ohio 44311-1077
                       (330) 762-7477, fax (330) 762-8059

                 Approximate date of proposed sale to the public

                                OCTOBER 31, 2002


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to RULE 462(B) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration of the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to RULE 462(C) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to RULE 462(D) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to RULE 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
  Title of each class of     Amount of shares       Proposed maximum       Proposed maximum
     securities to be              to be           offering price per     aggregate offering          Amount of
        registered              registered                unit                   price            registration fee
------------------------------------------------------------------------------------------------------------------
      Common $0.001               790,000                $0.20(1)            $158,000.00(1)            $47.80
==================================================================================================================

(1) The portion of the shares which are being offered by the selling shareholders has been calculated based upon Rule 457(c) and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices.

E & S Holdings, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until E & S shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                         790,000 SHARES OF COMMON STOCK

                             E AND S HOLDINGS, INC.

E and S Holdings, Inc. (E & S) is offering a maximum of 500,000 shares of common stock. The offering price for these shares is to be $.20 per share and the maximum amount to be raised is $100,000.00. E & S intends to offer the 500,000 shares through its officers and directors. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. There will be no minimum amount of shares sold and E & S will not create an escrow account into which the proceeds from any shares will be placed. Instead, the proceeds from all shares sold by E & S will be placed into the corporate account.

There are an additional 290,000 shares of its common stock being offered for sale by selling shareholders. These shares will be offered initially at the price of $.20 per share, however, at such time as the shares are quoted on the OTC Bulletin Board, the shares will be offered at the prevailing market prices. No amounts paid to the selling shareholders for the shares they are selling will go to E & S. All proceeds from said shares will, instead, be retained by the selling shareholders. Initially, selling shareholders will seek a broker/dealer to sell their shares, however, if they are unable to do so, they will attempt to sell the shares themselves.

Prior to this registration, there has been no public market for the shares of common stock. It is unlikely that an active public trading market can be established or sustained in the foreseeable future. There is a high degree of risk involved with this investment, due to the fact that it is in its developmental stage and there is no market for the securities being purchased. You are referred to Risk Factors on page 10 for further information. (SEE RISK FACTORS ON PAGE 10).


                                           PRICE         UNDERWRITING DISCOUNTS        PROCEEDS
                                         TO PUBLIC      DISCOUNTS OR COMMISSIONS      TO COMPANY
                                         ---------      ------------------------      ----------
Per share as offered                    $0.20                     None                  $0.20
by E & S

Total number of shares                  $100,000.00               None                  100%
offered by E & S (500,000)

Per share (offered by                   $0.20(1)                  None(2)               None
selling shareholders)

Total shares offered                    $58,000.00                None                  None
by selling shareholders (290,000)


THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE SECURITIES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK AND AN IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. (SEE DILUTION AND RISK FACTORS PAGE 13 AND 6).

This offering will end twelve months from the date of this Prospectus.


October 31, 2002


The information in this prospectus is not complete and may be changed. E & S may not sell the securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

----------
(1) The quoted price is the initial asking price by the selling shareholders. In the event that a market is created to trade these shares, the shares will be offered at the prevailing market prices.
(2)  At  present,   the  selling   shareholders  have  no  agreements  with  any
     broker/dealer to sell these shares. In the event that shares are sold through a broker/dealer, a standard commission will be paid from the proceeds to that broker/dealer.

INSIDE FRONT AND OUTSIDE BACK COVER OF THE PROSPECTUS:


Until  October  30,  2003,  all  dealers  that  effect   transactions  in  these
securities, whether or not or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS


Number   Item in Form SB-2 Prospectus                                   Page No.
------   ----------------------------                                   --------
  1      Front of Registration Statement and Outside Front Cover
          Page of Prospectus                                                   1
  2      Prospectus Summary Information                                        5
  3      Risk Factors                                                         10
  4      Forward Looking Statements                                           13
  5      Use of Proceeds                                                      14
  6      Market for Common Equity and Related Stockholder Matters             16
  7      Dividend Policy                                                      16
  8      Determination of Offering Price, Dates of Offering, Refunds
          and Purchase Amounts                                                17
  9      Dilution                                                             17
 10      Plan of Operation                                                    18
 11      Business of E and S Holdings, Inc.                                   21
 12      Where You Can Find More Information                                  25
 13      Description of Property                                              26
 14      Directors, Executive Officers, Promoters and Control Persons         26
 15      Executive Compensation                                               27
 16      Employment and Related Agreements                                    28
 17      Certain Relationships and Related Transactions                       28
 18      Security Ownership of Certain Beneficial Owners and Management       29
 19      Selling Security Holders                                             30
 20      Indemnification of Directors and Officers                            32
 21      Plan of Distribution                                                 32
 22      Description of Securities                                            34
 23      Legal Proceedings                                                    35
 24      Interest of Named Experts and Counsel                                35
 25      Financial Statements                                                 36
 26      Changes in and Disagreements with Accountants on Accounting
          and Financial Disclosure                                            50

2.   PROSPECTUS SUMMARY INFORMATION


E & S was incorporated on June 20, 2001. Since its incorporation E & S has been in its developmental stages. E & S has had no revenues from operations since its inception and has incurred, and continues to incur, operating losses. E & S anticipates to obtain future revenues from the sale of a patented locking pliers tool. At the present time, we have no financial resources from which to conduct additional marketing studies for the locking pliers, nor do we have sufficient assets to begin manufacturing the locking pliers on a large scale. The company has developed a prototype locking pliers and has manufactured 100 locking pliers tools for purposes of providing samples for further marketing of the product and initial sales.


The Corporation currently has 1,000,000 shares of its $.001 par value common shares outstanding. Upon the successful completion of this offering, E & S will have 1,500,000 shares outstanding.


The offering will terminate upon the sale of all shares offered or on October 30, 2003, whichever occurs first. E & S intends to manufacture (through outsourcing) and market a locking pliers. This locking pliers is patented and E & S has obtained an assignment of the patent, subject to future royalty rights. The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety. This document contains no proxy statement.


                                  ORGANIZATION

E & S was incorporated on June 20, 2001 in the State of Nevada. The Corporation's principal offices are located at 5046 East Boulevard Northwest, Canton, Ohio 44718. It's telephone number is (330) 966-8120. E & S has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, E & S has obtained a patent assignment, but has made no other significant purchases. It has not sold any assets, nor has it been involved in any mergers, acquisitions or consolidations.

E & S is a developmental stage company that intends to manufacture (through outsourcing) and market a patented locking pliers. The locking pliers has special applications to those trades and industries that require the ability to secure tubing to a flat surface. E & S must first raise sufficient capital to market the pliers and to produce inventory. Thereafter, it will be necessary for E & S to develop a group of independent distributors to distribute the pliers to the marketplace.


Although the design of the locking pliers is patented, there are other items of hardware currently in the marketplace that may be a suitable substitute for these locking pliers. Therefore, E & S anticipates a substantial amount of competition in the marketplace once the product is ready to be sold.


It is doubtful if E & S can continue as a going concern if additional capital is not raised. E & S requires this capital to proceed with the manufacture of inventory and to adequately market our product. It may be necessary for E & S to obtain the rights to manufacture additional hand tools so that it can present a complete line of tools to the marketplace. At the present time, it is anticipated by the management of E & S that it will take approximately 6 to 9 months in order to secure the necessary financing to go forward with its plans to manufacture its product. The management of E & S has determined that it is necessary to seek an additional $100,000.00 of capitalization at this time through the offering of stock. Additional funds may be necessary to continue marketing and sustain operations until we are able to sustain operations through sales. E & S will seek these funds through the obtaining of loans from either private sources or financial institutions. If after seeking sources of debt to proceed with E & S operations, management determines that it is unlikely that it will be successful in obtaining debt financing, management reserves the right to seek other sources of funding either through private placement or through future offerings of publicly traded common stock.


E & S anticipates that it will continue to experience operating losses for a period of at least one year and possibly longer.


Mr. Edward A. Barth and Mr. Eugene H. Swearengin are the only officers of the Corporation. The Corporation has two directors, Mr. Edward A. Barth and Mr. Eugene H. Swearengin. E & S has no other employees at this time and does not expect to hire any staff until approximately thirty days after its first commercial production run has commenced.


At the present time, E & S has no binding contractual commitments which would create a future liability. It has incurred debt through promissory notes in the amount of $10,800.00 for the purpose of exercising an option to purchase the patent for the locking pliers, which occurred in March of 2002. The proceeds utilized to purchase the locking pliers were loaned to the corporation by two shareholders, Mr. Herbert Barth and Dr. C. M. Vonderwell, who currently have a security interest in the patent, pending the repayment of the loan. The loan is payable within one year from date of issuance and bears interest at 12 percent per annum. The financing sought through this offering, if it is fully subscribed, will provide sufficient financing for E & S to go forward with its business plan. However, if full subscription is not obtained, or, if unforeseen adverse contingencies arise, E & S will be required to obtain additional financing over the next 12 months. Should this occur, E & S intends to obtain financing through the purchase of debt, if available. However, it may become necessary for E & S to sell additional stock in one or more private placements or subsequent public offerings. Should this occur, any investor who purchases through this offering will experience additional dilution in its ownership of this company.

There is currently no market for E & S stock.

The following is a summary of E & S's current financial position.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                                 BALANCE SHEETS
                        AUGUST 31, 2002 AND MAY 31, 2002

                                                             AUGUST 31, 2002     MAY 31, 2002
                                                             ---------------     ------------
                                                               (unaudited)         (audited)
                                     ASSETS
Current Assets
  Cash in bank                                                  $   2,198          $   5,132
  Inventory                                                           603                 --

  Total Current Assets                                              2,801              5,132

Other Assets
  Patent - net of amortization of $216 at
    August 31, 2002, $-0- at May 31, 2002                          12,487             12,699
                                                                ---------          ---------
      Total Assets                                              $  15,288          $  17,831
                                                                =========          =========

                       LIABILITIES AND STOCKHOLDERS EQUITY

Liabilities
ACCOUNTS PAYABLE                                                $  13,193          $   2,500
  Accrued wages - stockholder                                      70,000             47,500
  Accrued directors fees                                            5,000              5,000
  Accrued interest                                                    592                261
  Loans payable - stockholders                                     10,800             10,800

      Total Liabilities                                            99,585             66,061

Stockholders Equity
    Common stock - 25,000,000 shares authorized,
      1,000,000 outstanding at .001 par value                       1,000              1,000
    Additional paid-in capital                                     28,399             28,399
    Deficit accumulated during the development stage             (113,696)           (77,629)

      Total Stockholders Equity                                   (84,297)           (48,230)
                                                                ---------          ---------
        Total Liabilities and Stockholders Equity               $  15,288          $  17,831
                                                                =========          =========

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                            STATEMENTS OF OPERATIONS
                     FOR THE PERIOD BEGINNING JUNE 20, 2001
                   (INCEPTION) AND ENDING AUGUST 31, 2001, THE
                     THREE MONTHS ENDED AUGUST 31, 2002 AND
                          THE PERIOD FROM JUNE 20, 2001
                         (INCEPTION) TO AUGUST 31, 2002

                                        June 20, 2001          Three Months           June 20, 2001
                                         (Inception)               Ended             (Inception) to
                                       August 31, 2001        August 31, 2002        August 31, 2002
                                       ---------------        ---------------        ---------------
                                         (unaudited)            (unaudited)            (unaudited)
Expenses
  Wage expense                            $      --              $  22,500              $  70,000
  Legal and accounting                           --                 10,600                 32,265
  Professional fees                              --                     --                  5,000
  Product development                            --                     65                    380
  Bank charges                                    8                      6                     86
  Rent                                           --                  1,500                  2,500
  License and permits                            85                    425                    720
  Amortization                                   --                    212                    212
  Office supplies and expense                   652                    428                  1,941

Net Loss From Operations                       (745)               (35,736)              (113,104)

Other Income (expense)
  Interest expense                               --                   (331)                  (592)

Net Loss before income taxes                   (745)               (36,067)              (113,696)

Provision for income taxes                        0                      0                      0

Net Loss                                  $    (745)             $ (36,067)             $(113,696)
                                          =========              =========              =========

Net loss per common share - basic         $    (.00)             $    (.04)             $    (.11)
                                          =========              =========              =========

3.   RISK FACTORS

THE SECURITIES OFFERED HEREIN ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN E & S HOLDINGS, INC. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

MANAGEMENT LACKS OPERATIONAL EXPERIENCE IN THE HAND TOOL INDUSTRY. THIS MAY ADVERSELY AFFECT E & S'S ABILITY TO BE PROFITABLE. E & S is a start-up company, in its development stage. Neither E & S nor its management has any experience in operating businesses in the hand tool industry. It is possible that this lack of relevant operational experience could prevent E & S from becoming a profitable business.


E & S IS OPERATING AT A LOSS WHICH MAY CONTINUE IN THE FUTURE. IT CANNOT BE DETERMINED IF AN ADDITIONAL CAPITAL INVESTMENT IN E & S WILL PERMIT E & S TO RECOGNIZE A PROFIT IN THE FUTURE. As of August 31, 2002, E & S has sustained operating losses of $113,696.00. The amount of this loss should not be indicative of future losses sustainable by E & S. As of August 31, 2002, E & S had expended only a small amount of office expenses and had not yet begun accruing any expenses with regard to the actual anticipated operating costs. E & S intends to utilize any funds raised through this offering toward expenses necessary to operate its business and commence production of its product. It cannot be predicted when E & S will be able to realize a profit from operations, even though additional capital is being invested by investors.

IT REMAINS UNCERTAIN WHETHER AN INVESTMENT IN E & S WILL RESULT IN AN INVESTOR REALIZING A RETURN ON HIS INVESTMENT SINCE MANAGEMENT HAS NOT YET DETERMINED THE SIZE OF THE CONSUMER MARKET FOR THE PRODUCT. At the present time, E & S has only evaluated the marketability from this product, based upon the management's perception of the potential value of the locking pliers in the marketplace. Once E & S obtains the necessary capitalization, it will immediately commence marketing its locking pliers. In the event that the marketing efforts reveal that the product is not marketable, E & S will not have a potential source of income and it will be necessary for E & S to seek another means of obtaining income or the business will fail.


E & S WILL BE COMPETING WITH HAND TOOL MANUFACTURERS WHO HAVE ALREADY ESTABLISHED A MARKET FOR THEIR PRODUCT. THE INVESTOR'S ABILITY TO REALIZE A RETURN ON HIS PURCHASE OF SHARES WILL BE DEPENDENT UPON MANAGEMENT'S ABILITY TO DIFFERENTIATE THE LOCKING PLIERS FROM COMPETITIVE HAND TOOLS CURRENTLY IN THE MARKETPLACE. E & S will be competing in an already established marketplace with companies who sell similar products to the target industries. E & S will focus its marketing on the patented design of its product and target the segments of the industry that will best utilize this design. Further, in order to compete, E & S will have to be assured that it can produce a quality product at a competitive price. At the present time, it is not known whether these goals can be met.

IN THE EVENT THAT THIS OFFERING IS NOT FULLY SUBSCRIBED BY INVESTORS, THIS OFFERING MAY NOT PRODUCE SUFFICIENT CAPITAL FOR E & S TO MANUFACTURE ITS PRODUCT. THE INVESTORS SHOULD BE AWARE THAT ITS INVESTMENT MAY HAVE NO VALUE IF THE OFFERING IS NOT FULLY SUBSCRIBED AND E & S IS UNABLE TO OBTAIN ADDITIONAL CAPITAL TO PROCEED WITH ITS OPERATIONS. E & S may require additional financing in order to establish a profitable operation. The financing to be sought may not be forthcoming and even if additional financing becomes available, it may not be available on terms which are favorable to E & S. E & S expects that it may be required to obtain at least $100,000.00 of additional financing over the next 12 months. In the event that it cannot sell all of the shares being offered, E & S will concentrate its efforts in obtaining financing through the purchase of debt. However, it may become necessary for E & S to sell additional stock in one or more private placements or subsequent public offerings. If E & S cannot obtain the requisite financing, it will have to cease operations and the investor's investment will be lost.

E & S MAY NOT RECOGNIZE AN OPERATING PROFIT IN THE FUTURE UNLESS IT CAN EMPLOY EXPERIENCED MANAGEMENT TO OPERATE THE BUSINESS. AN INVESTMENT OF ADDITIONAL CAPITAL IN E & S WILL NOT ASSURE THAT THE BUSINESS WILL BE SUCCESSFUL, UNLESS A FULL TIME MANAGEMENT TEAM IS HIRED BY E & S. E & S is currently dependent upon the efforts of Edward A. Barth, and Eugene H. Swearengin, the officers of the Corporation. At the present time, there are no full time employees in the Corporation. Both Mr. Barth and Mr. Swearengin involve a substantial number of hours to other business concerns. E & S recognizes that in order to go forward, it will be necessary to employ full time individuals who have the experience and expertise necessary to bring the locking pliers product to market. Without E & S obtaining the necessary employees within the next 12 months, it is doubtful as to whether E & S can be successful in its efforts to bring the product to market, since neither Mr. Barth nor Mr. Swearengin may not be able to contribute enough hours toward the Company's operations.

WHEN MAKING AN INVESTMENT IN E & S, AN INVESTOR SHOULD NOT EXPECT TO RECEIVE CASH DIVIDENDS FROM E & S. AN INVESTOR MUST EVALUATE THE POTENTIAL FOR HIS RETURN ON HIS INVESTMENT, BASED UPON THE INVESTOR'S FUTURE ABILITY TO SELL THE SHARES PURCHASED THROUGH THIS OFFERING FOR A GREATER AMOUNT IN THE FUTURE. The holders of E & S common stock are entitled to receive dividends when and if declared by the Board of Directors. E & S does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, E & S has not paid cash dividends on its common stock. Therefore, for an investor to realize a profitable return on his investing in the Company's common stock, the investor will have to be able to sell the shares purchased through this offering for an amount greater than the purchase price of the shares.

INVESTORS MAY NOT BE ABLE TO SELL SHARES ACQUIRED IN THIS OFFERING BECAUSE E & S COMMON STOCK IS NOT CURRENTLY PUBLICLY TRADED. There is no public trading market for E & S common stock. It is unlikely that any active public trading market can be established or sustained in the foreseeable future. E & S intends to have its common stock quoted on the OTC electronic bulletin board as soon as practicable, however, there can be no assurance that E & S shares will be quoted on the over the counter bulletin board. Until there is an established trading market, holders of E & S common stock will find it difficult to sell or to obtain accurate quotations for the price of the common stock. E & S does not currently meet the requirement to have shares listed on the American Stock Exchange

("AMEX") or the NASDAQ stock market, therefore, any market for securities that does develop will be highly illiquid. It is unlikely that E & S common shares will achieve sufficient distribution or that it will be able to obtain the number of market makers necessary to obtain listing on the NASDAQ stock market in the foreseeable future.

THE SHARES SOLD BY E & S IN THIS OFFERING ARE CONSIDERED PENNY STOCK. FEDERAL LAW IMPOSES ADDITIONAL DISCLOSURE REQUIREMENTS FOR THIS STOCK, WHICH MAY ADVERSELY AFFECT THE INVESTORS' ABILITY TO RESELL THEIR SHARES IN THE PUBLIC MARKET. E & S's common stock is currently considered a "Penny Stock" under federal securities laws since its market price is below $5.00 per share. Penny Stock rules generally impose additional sale practice and disclosure requirements on broker/dealers who sell or recommend E & S's shares to certain investors. Broker/dealers who sell Penny Stock to certain types of investors may be required to comply with the S.E.C.'s regulations concerning the transfer of Penny Stock. If an exemption is not available, these regulations require broker/dealers to make a suitability determination prior to selling Penny Stock to the purchaser, receive the purchaser's written consent to the transaction, and provide certain written disclosures to the purchaser. These rules may affect the ability or broker/dealers to make a market in or to trade E & S shares. In turn, this may affect the investors' ability to re-sell those shares in the public market.

EVEN THOUGH E & S'S BUSINESS PLAN IS BASED UPON THE COMPLETE SUBSCRIPTION OF THE ADDITIONAL SHARES OFFERED THROUGH THIS OFFERING, THE OFFERING MAKES NO PROVISIONS FOR A REFUND TO AN INVESTOR. E & S WILL UTILIZE ALL AMOUNTS RECEIVED FROM NEWLY ISSUED STOCK PURCHASED THROUGH THIS OFFERING EVEN IF THE AMOUNT OBTAINED THROUGH THIS OFFERING IS NOT SUFFICIENT TO ENABLE E & S TO GO FORWARD WITH ITS PLANNED OPERATIONS. Any funds received from the sale of stock will be placed into E & S's corporate bank account. The management of E & S does not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by E & S, those funds will be placed into the Corporate bank account and may be used at the discretion of management.

In the event that sufficient capital is not raised through this offering, there will be insufficient funds to continue E & S's business and E & S will fail. Funds received from any stock sold under this offering will not be returned. E & S may not have the funds to be able to continue business, further, E & S may not have the funds to be able to file its quarterly and annual reports and may cease to be a reporting Company. If E & S ceases to be a reporting Company, it will be de-listed from any exchange on which it was traded. If such event occurs, investors may be unable to trade their stock and might lose their investment.

ALL DECISIONS REGARDING BOTH POLICY AND OPERATIONS OF E & S WILL BE MADE BY TWO INDIVIDUALS. THE SUCCESS OF E & S IS CONTINGENT UPON THESE INDIVIDUAL'S ABILITY TO MAKE APPROPRIATE BUSINESS DECISIONS. THE ABILITY OF AN INVESTOR TO OBTAIN A RETURN ON HIS INVESTMENT IS CONTINGENT UPON THOSE TWO INDIVIDUALS BEING ABLE TO MAKE CORRECT BUSINESS DECISIONS. A company the size of E & S does not have a large number of Directors or employees who can advise the decision makers as to an appropriate course of action. Mr. Edward A. Barth and Mr. Eugene H.
Swearengin have effective control over all aspects of the business with no oversight from other management, except from the Board of Directors of which they are both of the Directors. While it is expected that other management will be added over time, there are no assurances that such will occur. Further, it is anticipated that in the future, there will be additional numbers added to the Board of Directors, however, this also may not occur in the future.

AN INVESTOR WHO PURCHASES SHARES THROUGH THIS OFFERING SHOULD BE AWARE THAT OUR AUDITOR HAS EXPRESSED CONCERN ABOUT THE CONTINUING OPERATION OF THIS BUSINESS. THE CAPITAL PLACED INTO E & S THROUGH THIS OFFERING MAY NOT BE SUFFICIENT TO PERMIT E & S TO CONTINUE OPERATIONS AS AN ON GOING BUSINESS. ANY INVESTMENT MADE THROUGH THIS OFFERING MAY BE LOST. Our auditor has expressed substantial doubt about our ability to continue as a going concern. An investor should be aware that his investment will be lost if the Company cannot continue to operate. The projected need for additional capital in our business may not be sufficient to sustain E & S's operation over the next 12 months. Therefore, even if all of the shares offered pursuant under this offering are purchased, the investors' investment may be of little or no value should future events not occur as projected.

IN THE EVENT OF A SUCCESSFUL COMPLETION OF THIS OFFERING, A RISK STILL EXISTS THAT THERE WILL NOT BE SUFFICIENT FUNDS IN OUR BUSINESS TO FULFILL OUR PLANS OVER THE NEXT 12 MONTHS. We may require additional financing to manufacture the pliers and operate the business until sufficient revenue can be generated for us to be self-sustaining. Our management projects that in order to go forward as an operating entity, E & S will spend approximately $100,000.00 over the next 12 months to cover costs involved in the marketing, production and distribution of sample products and the cost of advertising. Additionally, we currently are obligated to pay rent at the rate of $500.00 per month for the office space currently occupied by us and a salary of $2,500.00 per month for Mr. Swearengin, our sole paid employee. In the event that we are unable to generate sufficient revenues and before all of the funds now held by us and obtained by us through this offering are expended, the business will fail and the investment made in this Company will become worthless.

4.   FORWARD LOOKING STATEMENTS

The statements, other than statements of historical fact, included in this prospectus are forward-looking statements. Forward-looking statements generally can be identified by forward-looking terminology such as "may," "will," "expect," "intend," "estimate", "anticipate," "plan," "seek," or "believe." E & S believes that the expectations reflected in such forward-looking statements are accurate. However, E & S cannot assure that such expectations will occur. The factual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: E & S's ability to continue to operate E & S through equity and debt financing, larger competitors' response to the entry of the locking pliers into the marketplace, adverse public response and lack of demand for the locking pliers, or the adverse impact on the sales of the locking pliers by virtue of outside manufacturers being unable to either manufacture the product or manufacture the product to meet demand.

5.   USE OF PROCEEDS

This offering has no minimum offering amount. The maximum amount sought to be raised for E & S from this offering is $100,000.00 (the remaining $58,000.00 in this offering is shares sold by selling shareholders). E & S intends to raise $100,000.00 from the sale of 500,000 shares at $0.20 per share. E & S intends to use these proceeds as follows, based upon the percentage of the offering that is actually sold:


EXPENDITURE ITEM                            100%            75%            50%            26%
----------------                         -----------    -----------    -----------    -----------
Professional fees                        $ 10,000.00    $      0.00    $      0.00    $      0.00
Purchase of patent                       $ 10,800.00    $ 10,800.00    $ 10,800.00    $ 10,800.00
Initial product costs                    $ 10,000.00    $ 10,000.00    $ 10,000.00    $ 10,000.00
Marketing costs                          $ 55,000.00    $ 50,000.00    $ 25,000.00    $  5,000.00
Selling & administrative expenses        $ 14,200.00    $  4,200.00    $  4,200.00    $      0.00
TOTAL                                    $100,000.00    $ 75,000.00    $ 50,000.00    $ 25,800.00


The above listing indicates the reduction in the expenditures based upon the percentage of the offering actually sold. In all instances, the proceeds from the sale of common stock, as received, will first be allocated to the repayment of the loan utilized to purchase the assignment of the patent. Thereafter, funds, as received, will be allocated to each item, as expenditures occur, in a method that will be most advantageous to the promotion of the company's product and the marketing thereof.

As stated in the above table, E & S intends to utilize approximately $10,800.00 plus applicable interest from the proceeds it receives through this offering to repay the loan that E & S incurred in the purchase of the patent. E & S may also use portions of the proceeds from the sales of these shares to satisfy accrued debts that may occur between the date of this offering and the date that proceeds from shares are actually received. However, in no event, shall any proceeds from the sale of the securities sold in this offering utilized to pay accrued wages either to officers or directors.

The above categories reflect the following expenditures:

PROFESSIONAL FEES: These fees relate to legal and accounting costs for remaining balances due in the preparation of this offering and for statutory filing requirements. E & S has already paid a portion of the legal and accounting fees from cash obtained in a prior private offering. In the event that less than 100% of the offering is sold, E & S will request terms from its accountants and attorney to defer professional fees until such time as E & S begins to receive proceeds from the sale of its initial production run. Although E & S does not have a written agreement with either its accountants or attorney with regard to the deferral of professional fees, E & S has consulted with both its accountant and its attorney and they have indicated that they will be willing to defer professional fees. The deferral of professional fees will be until such time as E & S begins to receive proceeds from the sale of its initial production run, but no later than one year from the date any fee is incurred. All accountant's fees will be due and payable no more than one year from the date services are performed, since fees older than one year will impair the accountant's independence. Since the majority of the outstanding balance due for professional fees will be for attorney fees, E & S maintains that it will not be adversely impacted by this limitation.

PAYMENT FOR PATENT: E & S has borrowed $10,800.00 from two shareholders for the purpose of obtaining the assignment of the patent from the developer of the locking pliers. This indebtedness is secured by the assigned patent and must be paid on or before March 24, 2003.

MARKETING COSTS: The Board of Directors of E & S have placed a high priority on the allocation of the proceeds from the sale of shares to marketing costs. Marketing costs are the costs that will be incurred in advertising the locking pliers in trade publications, costs involved with initial slotting fees for placement of the product on retail shelves and the cost of establishing a commercially viable internet website.

INITIAL PRODUCT COSTS: This is the cost to locate and contract with companies who will be manufacturing the locking pliers tool and to produce initial production runs of the locking pliers. SELLING AND ADMINISTRATIVE EXPENSES: This is the cost associated with the operation of the business prior to the receipt of any revenues. This category includes the cost of telephone charges, the monthly rental fee for the office/warehouse space being rented by E & S and the salary of Mr. Eugene H. Swearengin, the company's sole paid employee.


The Board of Directors of E & S maintains that it will be necessary for E & S to receive at least 26% of the maximum sought to be raised through this offering, in order for E & S to go forward from its developmental stages to a fully operating company. At this minimum level of funding, E & S would have to secure the ownership of the patent, by repaying the promissory notes to the shareholders who loaned money to E & S to purchase the patent. The balance of the proceeds received from the sale of the shares will be allocated between initial marketing and initial product costs. These latter allocations may change, however, if it takes the entire term of the offering in order to realize this minimum subscription level. Should that occur, E & S will not have sufficient operating capital to maintain its offices and funds from the offering will have to be utilized to pay rent and office expenses, as well as, the payment of fees associated with periodic tax and securities compliance.


In the event that less than 26% of the maximum amount sought to be raised through this offering is sold, it will be necessary for E & S to seek other sources of financing, or it will not be able to operate and begin production of its product.

6.   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for E & S's common stock. The management of E & S anticipates applying for trading in its common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, E & S can provide no assurances that its shares will be traded on the bulletin board, or, if traded, that a public market will materialize.

HOLDERS OF E & S COMMON STOCK

As of the date of this registration statement, E & S has 12 registered shareholders.

RULE 144 SHARES

At present, there are no shares of E & S common stock which are available for resale to the public pursuant to Rule 144 of the Securities Act of 1933. In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. One percent of the number of shares of E & S's common stock then outstanding which, in the case of E & S, will equal approximately 10,000 shares as of the date of this prospectus; or
     2. The average weekly trading volume of E & S's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to availability of current public information about E & S. At present, there are two shareholders whose shares would qualify under Rule 144. These shareholders are Mr. Edward A. Barth and Mrs. Suzanne I. Barth. Together, they own 710,000 shares of common stock in E & S. 700,000 shares shall become eligible under Rule 144 after September 27, 2002. The balance of the shares will be eligible to be sold under Rule 144 after December 10, 2002.

Under Rule 144 (k) a person who is not one of E & S's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with manner of sale, public information, volume limitation, or notice provisions of Rule 144.

As of the date of this prospectus, no shares may be sold pursuant to Rule 144.

7.   DIVIDEND POLICY

There are no restrictions in E & S's Articles of Incorporation or Bylaws that prevent it from declaring dividends. The Nevada revised statutes, however, do prohibit E & S from declaring dividends, where, after giving effect to the distribution of the dividend:

     1. E & S would not be able to pay its debts as they became due in the usual course of business; or
     2. The total assets of E & S would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

E & S has not declared any dividends and does not plan to declare any dividends in the foreseeable future.

8. DETERMINATION OF OFFERING PRICE, DATES OF OFFERING, REFUNDS AND PURCHASE AMOUNTS

There is no established public market for the common shares of E & S. The offering prices for the shares to be sold pursuant to this offering has been set at $.20 per share. The offering price is substantially higher than the price of E & S's common stock when it was sold to the existing shareholders through private placements. The initial offering price for the shares which were purchased by Mr. Edward A. Barth in the registrant's initial offering was $.0027 per share. The selling shareholders have purchased their shares in E & S for $.10 per share.

With respect to the common shares being offered for sale by the selling shareholders, the offering price will be determined by market factors and the independent decision of the selling shareholders. The initial offering price, however, has been established at $.20 per share.

The management of E & S has set the offering price for the new shares to be issued as part of this offering largely based upon the cash needs of the Corporation to go forward. The additional factors considered when determining the sales price of the new shares in this offering are the lack of liquidity in the shares (since there is presently no public market for the resale of these shares), the high level of risk considering the lack of operating history of E & S and the fact that E & S currently lacks sufficient knowledge to determine the marketability of the locking pliers, which, at the present time, will be the only product of E & S.

9.   DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to E & S's existing shareholders. However, the 500,000 shares of common stock which is to be sold by E & S as part of this offering, will create an immediate dilution to the purchasers of those shares. The initial common shares sold by E & S were sold to Mr. Edward A. Barth in a private offering for a value of $.0027 per share. Thereafter, a second private offering of 300,000 shares of common stock was sold by E & S for the selling price of $.10 per share.


Additionally, in the first 15 months of operation of E & S, it has experienced an operating loss of approximately $113,696.00. This amount does not reflect expenditures which have been made by E & S since its last statement, nor does it reflect any accrued liabilities of E & S which may have occurred since the last statement. In the event all new common shares included in this offering are sold, the dilution experienced by the purchasers of these shares will be substantial. The effect of the dilution is described as follows:

                                        Prior to     Upon Completion
                                        Offering       of Offering
                                        --------       -----------
Net tangible book value per share        ($.10)           $0.00

Amount of the increase in the above described net tangible book value per share attributable to the cash payments made by the purchasers of the shares being offered is $.10 per share. The amount of immediate dilution from the public offering price which will be absorbed by the purchasers of these common shares will be $0.20 per share.


In the event that only a nominal of new common shares included in this offering are sold, such as 20% of the offering, the dilution upon the investors shares is described as follows:


                                        Prior to     Upon Completion
                                        Offering       of Offering
                                        --------       -----------
Net tangible book value per share        ($.10)          ($0.07)

Amount of the increase in the above described net tangible book value per share attributable to the cash payments made by the purchasers of the shares being offered is $.03 per share. The amount of immediate dilution from the public offering price which will be absorbed by the purchasers of these common shares will be $0.20 per share.


10.  PLAN OF OPERATION


During the next 12 months, E & S plans to continue as a Company within its developmental stages. At the present time, it has raised from its prior offerings, a total of $30,000.00. From the prior offerings, the amount of $1,212.00 has been paid to Mr. Edward A. Barth as a repayment for advances made by Mr. Barth associated with the initial filing fees for the Corporation and the cost of stock certificates. This amount was paid, without interest, to Mr. Barth on January 9, 2002. As of August 31, 2002, there remains $2,198.00 of cash currently held as assets by E & S. It is anticipated that the amounts already raised will satisfy all operating costs expended by E & S to the date of this offering, including some of the costs associated with professional fees for both attorneys and accountants in the preparation of this offering. It is anticipated that $10,000.00 from the proceeds received in this offering may be required to satisfy the balance owing to E & S's attorney and accountants for services rendered in the preparation of this offering. E & S has also accrued certain other expenses to date, totaling $75,000.00. These accruals involve $55,000.00 in compensation for Mr. Edward A. Barth, as Chief Executive Officer of E & S and $15,000.00 in compensation for Mr. Eugene H. Swearengin, as Vice-president. Mr. Barth has been accruing a salary of $5,000.00 per month since October 1, 2001 and Mr. Swearengin has been accruing a salary of $2,500.00 per month since March 1, 2002. Also, Mr. Eugene H. Swearengin, while he was an outside director, accrued a Director's fee of $1,000.00 per month. This fee terminated upon Mr.

Swearengin agreeing to become Vice-President of E & S. Mr. Swearengin has now accrued $5,000.00 in director's fees. By agreement, these accrued fees are only payable at such time as E & S has become profitable and can only be paid out of profits of the Company before taxes and depreciation.

As of the end of E & S's last fiscal quarter, it has experienced an accumulated total net loss of $113,696.00. Since E & S is in its developmental stage, it has had no revenues from the sale of goods, but has incurred expenses of $113,696.00. The additional amounts sought by E & S through this offering, may be sufficient to provide the necessary capital for E & S to do the necessary marketing and engineering, satisfy current debts and manufacture the initial production of the locking pliers. The management of E & S believes this amount will be sufficient since $75,000.00 of the current liabilities of E & S represent accrued wages and accrued director's fees which can only be paid out of E & S's profits. The management of E & S is of the belief that the $100,000.00 sought through this offering would provide sufficient cash flow to permit E & S to stay current with all liabilities reflected on its balance sheet (with the exception of the accrued wages and accrued Director's fees) in addition to performing the necessary marketing and engineering and to provide sufficient cash to pay for the production runs including an initial production run of 1,000 locking pliers. However, because the management of E & S may run into unforeseen expenses, the amount raised through this offering may not be enough to provide E & S with sufficient capital to bring the locking pliers to market. In the event that only a nominal amount of this offering is purchased by investors, E & S will not have sufficient assets to go forward with its plan of operation, unless it is able to obtain capital from other sources.


In anticipation of the commencement of manufacturing the locking pliers, E & S has secured a sublease for a warehouse/office suite located at 4264 Strausser Street NW, North Canton, Ohio. The area contains two offices and 1,500 square feet of warehouse space. The property is being leased at the rate of $500.00 per month. This rate includes all on-site utilities. The property is being leased on a month-to-month basis from Mr. Herbert Barth, a shareholder of E & S.

The basis of E & S's plans for operation is centered around the patented locking pliers tool for which E & S has received the assignment of the patent. This patent was assigned to E & S, on April 2, 2002, pursuant to an option agreement that had previously been entered into between the patent holder, Mr. Carlan Schmitt, and Mr. Edward A. Barth. Mr. Barth paid $1,899.00 to secure the patent option, when the patent application was pending. This option was subsequently assigned by Mr. Barth to E & S, in exchange for 700,000 common shares of E & S's stock. Thereafter, at the end of March, 2002, E & S secured a loan in the amount of $10,800.00 in order to exercise the option and receive an assignment of the patent from Mr. Carlan Schmitt. E & S now has exclusive rights to utilizing the technology practiced in the patent, subject only to the continuing royalty rights of Mr. Carlan Schmitt. The royalty payable to Mr. Schmitt shall be 8% of the gross consideration received by E & S for the sale of the patented item. The patent assignment was filed with the United States Patent and Trademark office on April 11, 2002.


Over the past several months, the Officers of E & S have been involved in identifying potential manufacturers for the locking pliers. They have determined that the locking plier mechanism is commercially available and initially, all that would be required is to add the patented extension jaws to the locking plier mechanism, in order to produce the locking pliers tool. E & S has consulted with G.T. Roadlight of Canton, a metal fabricating company that has produced various prototype models of the locking pliers. In developing the prototype, E & S is attempting to determine the best design for the locking pliers from both a manufacturing and aesthetic standpoint. Based upon the initial designs suggested, E & S has ordered and received 100 locking pliers mechanisms from KBC Tools & Machinery of Sterling Heights, Michigan at a price of $4.75 each. KBC Tool & Machinery is a tool supplier that imported the locking pliers mechanism from a non-U.S. manufacturer. E & S has forwarded the mechanisms to G.T. Roadlight who completed the manufacturing process in September, 2002 at a cost of $1.25 for each unit. The total cost of each completed locking pliers will be $6.00. E & S is expending available cash to pay for this initial order.


E & S has no written contract with KBC Tools & Machinery or G.T. Roadlight for the production of any additional locking pliers. The Officers of E & S have recently forwarded prototypes of the locking plier mechanism to a manufacturer in Canada and is also seeking bids to produce the entire mechanism from tool manufacturers in the Far East. However, E & S anticipates ordering the first large production run of 1,000 units from KBC Tool & Machinery within 30 days after receiving sufficient funding, at a cost of $4,750.00 for the locking pliers mechanism. An additional $1,250.00 will be required to add the extension jaws and complete the tool for sale.

The initial production run of 100 locking pliers will mainly be utilized as samples in E & S's marketing efforts to obtain orders for the units. At present, the wholesale price of these pliers have not yet been determined. E & S anticipates that the retail price of the unit will be in the range of $15.00 - $20.00. E & S expects to sell some of the initial production run and receive a small amount of revenue therefrom.


E & S anticipates that within four months from the date that it has samples to market. E & S will be in a better position to determine exactly how much should be expended with regard to the actual marketing costs involved in the advertising and promotion of the product. E & S anticipates expending up to $55,000.00 in marketing costs including advertising in both trade journals and print publications reviewed by consumers. Additionally, E & S contemplates establishing a web page to directly market the product over the internet. These marketing costs will commence at such time as E & S determines that its product is ready for the consumer market. E & S contemplates that assuming full funding of its offering, the $55,000.00 allocated for marketing will be sufficient to permit continued marketing of the product until such time as E & S can fund further marketing efforts through revenues earned by it.


Within 30 days after the date that E & S receives sufficient funding, it anticipates ordering the first commercial production run of 1,000 units at a cost of $6,000.00. E & S will have to rely upon proceeds from this offering in order to fund the initial production unit. This expenditure is considered a priority expenditure by E & S and E & S will allocate the full cost of the initial commercial production run from proceeds received, even if full subscription of the offering is not attained.

E & S anticipates that it will have to maintain sales of approximately 30,000 units before it will become profitable. Assuming that the market favorably reacts to the locking pliers, E & S anticipates that it will take approximately 12 months from the date in which the first large production run of 1,000 units are available for sale in order to reach a level of profitability.

Within 30 days of the date that the first commercial production run has commenced, E & S will hire its first full time employee. This employee will be responsible for the sales and marketing of the locking pliers. It is contemplated that this employee will be employed under terms that will provide for a base salary of $20,000.00 plus a commission based upon the units which he sells for E & S. At such time as sales for the locking pliers reach a level of 20,000 - 30,000 units, E & S will have to add a full-time administrative employee, in an executive position, to perform day-to-day operations at a salary of approximately $45,000.00. Additionally, an hourly wage employee will be required for warehousing and shipping purposes. Since E & S has allocated no funds for these individuals in the amount sought pursuant to this offering, these individuals will have to be paid from sales revenues as it becomes available.

E & S anticipates requiring $100,000.00 in funds through this offering in order to properly bring the product to market and maximize its potential for success. In the event that the full amount sought is subscribed for within the first six months of the offering, E & S believes that a majority of the funds will be expended during that time frame. If the full amount is not received, E & S will have to scale back its efforts proportionately. Should this occur, E & S contemplates that the acceptance of the locking pliers in the market will be delayed and it will take a longer time for E & S to generate sufficient revenues to become self-sustaining.

11.  BUSINESS OF E AND S HOLDINGS, INC.

E & S was incorporated on June 20, 2001 under the laws of the State of Nevada. It acquired an assignment of patent for a locking pliers tool through an assignment of the option from Mr. Edward A. Barth in consideration for common shares of E & S's stock. The assignment was originally obtained from the inventor who is not now and never has been affiliated in any manner with E & S. It is the intention of E & S to produce these locking pliers for sale. E & S has no plans to seek a business combination with any other entity in the near future.

E & S's president, Edward A. Barth, is also E & S's sole promoter upon its inception. Other than the purchase of his common shares of stock, Mr. Barth has entered into an agreement with E & S to accrue income for his services at the rate of $5,000.00 per month. This agreement provides that Mr. Barth will only receive accrued salary out of revenues produced by sales of E & S. Mr. Barth received 700,000 shares of E & S's common stock in exchange for transferring to E & S the assignment of the option to acquire the patent rights for the locking pliers tool. Mr. Barth expended $1,899.00 in acquiring the option to purchase the patent rights, E & S therefore valued the common shares of E & S at approximately $.0027 per share and recorded the value of the option on its books at $1,899.00. These shares were purchased effective September 27, 2001 by Mr. Barth.


E & S is a Corporation that is in its developmental stages and has been in existence for approximately sixteen months. It has no prior operating experience and has no predecessor businesses from which it evolved. The plan of operation of E & S is to manufacture the patented locking pliers. E & S is already in possession of an assignment of the patent rights. E & S intends to utilize this patent to produce a locking pliers which is capable of quickly attaching cylindrical objects to a flat surface for purposes of modifying the cylindrical object for numerous purposes. These locking pliers will be of high quality and will be marketed in at least three different sizes. The management of E & S is aware that there are several different types of locking pliers which are currently available on the market. The locking mechanism of the pliers enables the user to keep a tube or pipe in the place required in order to perform the required task. Another purpose for locking pliers is to temporarily secure two objects to each other quickly and to enable the objects to remain tightened together and allow the user free use of both hands.


The current adaptations of locking pliers provide for various jaw configurations to permit the tools to secure items of various shapes. Many current locking pliers which are commercially marketed replicate the functions of other types of hand tools with a locking function. Examples of these would be needle nose pliers or adjustable wrenches. The inventor of these specific locking pliers, Mr. Carlan Schmitt, recognized a need to develop a locking pliers that would be able to affix a cylindrical object to a flat surface. Mr. Schmitt's design utilizes a straight jaw locking pliers (which is currently available on the market) and adds extensions to the jaws of the locking pliers. The top jaw extension has an inverted v-shaped protrusion at its end. The purpose of the inverted v-shape is to fit over a cylinder and contact the cylinder at at least two opposing points. The bottom protrusion is slightly longer than the top protrusion and has a small metal cylinder affixed to the end of the protrusion. The lower protrusion is intended to fit below a flat surface and create an amount of tension necessary to hold fast the cylinder which is position above the flat surface. The design of the jaws of the locking pliers constitutes the patented aspect of the locking pliers.

There are many applications in both the plumbing industry and the welding industry that require a cylindrical object to temporarily be held in place in order to accomplish a specific goal. For instance, metal pipes often have to be cut to a specified length. A craftsman must currently either utilize a screw type clamp to affix the pipe to a work surface or attempt to manually hold the pipe to the surface with one hand while cutting the pipe with the other hand. While both of these methods would ultimately result in the pipe being cut, they both have drawbacks. If one attempts to perform the task without any form of clamp, the individual is exerting different types of force with each hand, creating an inefficient method of cutting the pipe. This problem may be remedied by the utilization of a screw clamp or a "C" type screw clamp. However, the utilization of a screw type clamp is time consuming. The patented jaws of the locking pliers provides a quick and secure method to affix the pipe to any flat working surface where there is an ability for the lower jaw to fit under the working surface. A similar application of these locking pliers would be in the welding industry where it is necessary for an individual to use two hands to weld or solder an attachment to a pipe. The locking pliers quickly attaches the pipe to the flat surface and is easily removed once the task is completed. Due to their small size and portability, these locking pliers can, in many instances decrease the number of times a craftsman must access a workbench upon which a permanent vice is affixed.

In many cases, the workman requiring this application cannot move the object to a stationary vise and requires a clamp that will be easily applied and easily released. The tool invented and patented by the inventor utilizes the concept of an adjustable locking pliers and modified the jaws to adapt the tool to the specific application.


During the next 12 months, E & S has two major goals to accomplish in the development of the locking pliers.

     1. ENGINEERING AND DESIGN: After E & S has commenced the manufacturing and sales of the locking pliers, it will seek feedback from its marketing and sales staff to determine if the locking pliers can be better designed, in order to enhance the potential sales of the product. In the event that E & S determines that a design change would be beneficial to the success of the product, it then intends to secure the services of one or more design engineers to review the product and make suggestions as to improving its design and to determine if any enhancements should be made to the basic design, while preserving the central concept of these locking pliers. The locking pliers which E & S is currently manufacturing, sufficiently demonstrates the patented concept, but is not necessarily the best design for commercial application and replication. In addition, for its initial manufacturing, E & S was not able to secure a manufacturing commitment from an American toolmaker. Therefore, initially, E & S is producing a locking pliers, utilizing a foreign made locking mechanism.

     2. MANUFACTURING CAPABILITIES: As soon as practicable after obtaining the necessary capital, the management of E & S will commence seeking an American tool making company to perform the necessary tooling and manufacturing capabilities to manufacture the locking pliers in three sizes. In the event that E & S is unable to secure the services of an American tool-making company, E & S will place its order for the locking pliers with the best available manufacturer. It is contemplated that during the first 12 months of production, E & S will produce a minimum of 10,000 units of each size.


MARKETING


At present, E & S possesses approximately 100 sample locking pliers. It is in the process of making these samples available to local retailers that sell to the plumbing and welding industry. These contacts are being made through the efforts of Mr. Edward Barth. At such time as E & S obtains necessary funding, through this offering, the management anticipates that the, first major effort in marketing the product will be to large wholesalers of welding and plumbing supplies. It also intends to make contact with large home improvement store retailers. In the event that E & S does not receive sufficient interest from the larger markets, E & S will explore the possibility of direct marketing of the product through printed advertisements and the establishment of a web page for E & S.

The management of E & S understands the importance of a comprehensive marketing program in order to maximize its ability to sell the locking pliers. As such, as soon as funding is available, E & S will commence the search to find an advertising agency to market its locking pliers. E & S is allocating a large amount of the proceeds obtained from this offering for advertising and marketing. It intends to reserve the exact allocations of marketing funds until such time as it has had the opportunity to review marketing plans from the agency that it employs. E & S anticipates that a large amount of the funds allocated for marketing will be utilized in some form of advertising that is aimed at the trades who would most benefit from the locking pliers.


COMPETITION

E & S will be competing for market share with well established hand tool manufacturers both within the United States and abroad. While the specific design of the locking pliers is patented, there are many other hand tools which are currently marketed which can perform a similar function as the locking pliers and which will be in direct competition in the marketplace with the locking pliers. In addition, unless future steps are taken to secure patents worldwide, foreign manufacturers may be able to produce and market a locking pliers of a similar design in foreign markets. Further, the lack of a brand name for E & S's locking pliers may adversely affect the public's confidence in the tool and its success in the marketplace. The presence of established competitors could adversely affect the ability of E & S to successfully implement it's business plan and sell the locking pliers.

E & S has limited financial, marketing, technical and other resources that are necessary to implement its business plan. Many of E & S's competitors have significantly greater financial, marketing, technical and other resources than E & S does. These competitors may be able to devote greater resources to the development, promotion and sale of competing tools. Moreover, due to the size of these competitors, they may be able to produce a tool with a different design, but with a similar function which can be marketed at a price lower than which E & S can market it's locking pliers.

PATENTS, TRADEMARKS AND LICENSES

E & S currently holds an assignment of the patent for the locking pliers. The patent was granted by the United States Patent and Trademark Office on November 6, 2001 and is patent number 6,311,589. This patent will restrict other domestic competitors from manufacturing a locking pliers with the same or similar jaw configuration as the locking pliers to be manufactured by E & S. Further, no foreign manufacturer will be able to enter the United States market with a similar product. A patent lasts for 16 years from the date of filing. The date of filing of the patent was April 8, 1999. Therefore, E & S will enjoy protection for the patented portion of the locking pliers, until April 8, 2015.

NEED FOR GOVERNMENT APPROVAL

The management of E & S does not believe that there are any governmental restrictions on their production or marketing of the locking pliers.

PRODUCT LIABILITY

Because E & S will be producing a hand tool, to be utilized by craftsmen and consumers, it will be subject to product liability claims, in the event that the locking pliers may cause injury to its user as the result of faulty workmanship and/or faulty design. Prior to producing the locking pliers for use in the marketplace, E & S anticipates securing sufficient product liability insurance to satisfy any judgment which may be taken against it. In the event, however, that E & S lacks sufficient capital to obtain, or continue product liability insurance, any product liability claim which is filed against E & S may result in the failure of E & S, either as a result of costs expended by E & S in defending the lawsuit or, as a result of E & S being unable to satisfy a judgment taken against it.

EMPLOYEES


At the present time, E & S has one paid employee, Mr. Eugene H. Swearengin. Mr. Swearengin has been accruing a salary of $2,500.00 per month. It is anticipated that Mr. Swearengin will be working approximately 20-25 hours per week for us. At present, Mr. Swearengin has no signed employment contract and is considered an employee at will. In addition, Mr. Edward Barth is currently accruing a salary of $5,000.00 per month. According to Mr. Barth's and Mr. Swearengin's agreement with E & S, they will not receive any accrued salary until such time as E & S is able to pay such salaries from profits realized out of revenues from sales. Until such time as E & S is in the position to commence the marketing of its products, it will not have any employees, other than Mr. Barth and Mr. Eugene H. Swearengin. All other services obtained by E & S, prior to the full production phase of the locking pliers will be handled through the services of independent contractors. Once the initial production run commences, E & S will have to be hire one full time employee for sales and marketing in order to permit E & S to grow, it also contemplates hiring one warehouse employee on a part-time basis to process orders, once sales dictate the need for such an employee.

CONTINGENCY PLAN

The management of E & S is aware that despite its best efforts, the sales of the locking pliers may not be sufficient to result in a profitable corporation. Since the sole purpose of organizing E & S is to manufacture and sell the locking pliers, the management of E & S currently has no plans regarding the direction of E & S, in the event it is unable to sell a sufficient quantity of the locking pliers to create a profitable business. The management of E & S believes that even if it is unsuccessful in marketing the locking pliers, the patent is of value and they would continue in their efforts to exploit the patent either through an outright sale of the patent to an unrelated corporation or, through the combination of E & S with another entity. While many future courses of action are possible, the management of E & S has no intention to go forward with any business plan, other than the business plan set forth in this prospectus.


12.  WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of E & S's common stock offered through this prospectus. This prospectus is filed as part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of material terms of the referenced contracts, agreements, or documents of E & S and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving E & S, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington D.C. Copies of all or any part of the registration statement may be obtained from the public reference section of the Securities and Exchange Commission, 450 Fifth Street NW, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of this Public Reference Rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. E & S's registration statement and the referenced exhibits can also be found on this site.

13.  DESCRIPTION OF PROPERTY

At the present time, E & S's principal offices are located at 5046 East Boulevard NW, Canton, Ohio 44718. These offices are being utilized, rent free, by E & S and are owned by Mr. Edward A. Barth. Commencing April 1, 2002, E & S has rented two offices and 1,500 square feet of warehouse space at 4264 Strausser Street NW, North Canton, Ohio 44720. This location will serve as the sales office and warehouse for E & S. It is currently operating under an oral sub-lease on a month-to-month basis from Mr. Herbert Barth. The monthly rental fee is $500.00, which includes all utilities. Management for E & S believes that the rented space will be sufficient for the needs of the Corporation for at least the next 12 months.

14.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Executive Officers and Directors and their respective ages as of August 1, 2002 are as follows:

DIRECTORS

NAME OF DIRECTOR:             AGE:
-----------------             ----
Edward A. Barth                 44
Eugene H. Swearengin            47

EXECUTIVE OFFICERS

EXECUTIVE OFFICER:            AGE:      OFFICE:
------------------            ----      -------
Edward A. Barth                 44      President, Chief Executive Officer
                                          and Treasurer
Eugene H. Swearengin            47      Vice-President and Secretary

Edward A. Barth, age 44, is the Founder and Officer of Registrant, and serves as a Director. Mr. Barth received a Bachelor of Science degree in civil engineering technology from Youngstown State University in 1984. He has been employed by the City of North Canton, Ohio, Michael Baker Engineering Corporation and in 1990 returned to the family construction business where he served as President of Barth Construction Co., Inc. In August 2001 Mr. Barth changed the name of the corporation to Stark Concrete Leveling, Inc. and presides as President of the leveling and concrete rehabilitation business. Mr. Barth continues to be employed by Stark Concrete Leveling, Inc. Mr. Barth became president of Logical Computer Services of New York, Limited in November, 1995. This company was a non-operating entity. During the following year, Mr. Barth was in charge of all facets of the corporation and effectuated a change of name of the corporation to Coronado Industries, Inc. (OTC-BB: CDIK). Thereafter, Mr. Barth was instrumental in the merger of Coronado Industries, Inc. with a private corporation in November, 1996. After the merger, Mr. Barth resigned from all management positions at Coronado Industries, Inc. He is currently Secretary and a Director of C and E Holdings, Inc., a publicly held corporation, which is considered to be a blank check company. Mr. Barth has held these positions since the Corporation was formed in March 2000. He resides in Canton, Ohio.

Eugene H Swearengin, age 47, has been a Director of the Registrant since June 21, 2001. He was elected vice-president and secretary of the Corporation on February 19, 2002. Mr. Swearengin started his carrier as an apprentice carpenter. He successfully obtained his journeyman's card in 1977. In 1998 he purchased a 50% interest in Callahan Door Sales, Inc. Mr. Swearengin has managed a successful career in the garage and entrance door business for the past 23 years. He resides in North Canton, Ohio.

TERM OF OFFICE:

The Directors of E & S are appointed for a period of one year or until such time as their replacements have been elected by the Shareholders. The Officers of the Corporation are appointed by the Board of Directors and hold office until they are removed by the Board.

SIGNIFICANT EMPLOYEES:

E & S at this time has one significant employee, other than the Mr. Edward A. Barth. That employee is Mr. Eugene Swearengin. Mr. Swearengin will serve as the company's Vice-President and Secretary. It is anticipated that both Mr. Barth and Mr. Swearengin will devote approximately 20-25 hours per week in the furtherance of the business. This will continue until such time as the revenues of the business can justify placing an employee on a full time basis.

15.  EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to the executive officers of E & S by any person for all services rendered in any capacity to E & S for the present fiscal year.

                                                                       Restricted       Securities
Name and Principal                                    Other Annual        Stock         Underlying        LTIP          All Other
    Position               Year  Salary ($)   Bonus  Compensation ($)  Award(s) ($)  Options/SARs ($)  Payouts ($)  Compensation ($)
    --------               ----  ----------   -----  ----------------  ------------  ----------------  -----------  ----------------
Edward A. Barth,           2002  $60,000.00*   0.00        0.00           0.00             0.00           0.00            0.00
President, CEO

Eugene H. Swearengin,      2002  $30,000.00    0.00        0.00           0.00             0.00           0.00            0.00
Vice-President,
Secretary

The company currently has two directors, Mr. Edward A. Barth and Mr. Eugene H. Swearengin. Pursuant to a resolution of the shareholders, any outside director (an individual not employed by the Company or an officer of the Company) are entitled to a standard monthly fee of $1,000.00 per month. The only outside director to which this resolution would apply would be Mr. Eugene H. Swearengin for the five months during which time he was a Director of E & S, but not employed or elected as an officer. Due to the fact that E & S is in its developmental stages, Mr. Swearengin agreed to accrue his Director's fee until E & S has operating profits from which the fees can be paid. Operating profits shall be considered annual net revenues, less all expenses deductible for federal income tax purposes, with the exception of deductions for taxes payable and allowance for depreciation and amortization. Mr. Swearengin ceased being entitled to the standard Director's fee upon his employment with E & S. Therefore, he has accrued five months of Director's fees to date.

* Mr. Barth's salary is all accrued, by agreement. No company funds shall be utilized to satisfy the accrued salary until such time as the accrued salary can be paid from operating profits of E & S. Operating profit shall be considered annual net revenues, less all expenses deductible for federal income tax purposes, with the exception of deductions for taxes payable and allowance for depreciation and amortization.

16.  EMPLOYMENT AND RELATED AGREEMENTS

We do not have a written employment agreement or consulting agreement with Mr. Edward A. Barth, our President and a Director. Mr. Barth provides his services to E & S on a part-time basis. Effective October 1, 2001, E & S agreed to accrue income at the rate of $5,000.00 per month for Mr. Barth's services. Said accrued amount to be paid solely from E & S's operating profits. Also, at present, there is no written employment agreement with Mr. Swearengin.

17.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Edward A. Barth is the sole promoter of E & S, further, he currently holds a control position in the business, owning a total of 71% of the outstanding common stock (directly and beneficially). Mr. Barth is to receive no additional compensation from E & S with regard to his efforts in selling the new common shares to be registered through this offering. However, he is accruing a salary of $5,000.00 per month for all services which he is rendering to E & S. Mr. Barth advanced the Corporation the sum of $1,212.00 in order to pay for incorporation costs. This amount was subsequently repaid to Mr. Barth on January 9, 2002 without interest, from proceeds received out of the $30,000.00 which E & S received in stock subscriptions.

Mr. Barth received the 700,000 shares of common stock in E & S in exchange for transferring to E & S the option to purchase the patent rights to the locking pliers. At the time Mr. Barth purchased the option, the patent had not yet been granted and was in danger of being lost as a result of the inventor's lack of necessary funds to continue the patent process. A portion of the personal funds which Mr. Barth utilized in the obtaining of the patent option was utilized to file the necessary documentation with the United States Patent and Trademark Office so that the patent could issue.

Mr. Herbert Barth, owner of 10% of the outstanding shares of the Corporation and father of Edward A. Barth has loaned E & S the sum of $5,400.00 plus interest at the rate of 12% per annum to enable E & S to purchase the assignment of the patent for the locking pliers. Additionally, Herbert Barth is the owner of the real estate from which E & S is subletting its offices. Mr. Barth is paid the sum of $500.00 per month for the office space. E & S maintains that the space leased from Mr. Barth is leased at the fair market value for similar commercial space in Canton, Ohio.

Dr. C. W. Vonderwell, beneficial owner of 10% of the outstanding shares of the Corporation has loaned E & S the sum of $5,400.00 plus interest at the rate of 12% per annum to enable E & S to purchase the assignment of the patent for the locking pliers.

With the exception of the above referred to transactions, there are no contractual agreements between Mr. Barth or any other individual, whether a shareholder or not, and E & S.

18.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding common stock as of October 1, 2002 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


                    NAME AND ADDRESS OF           AMOUNT OF BENEFICIAL
CLASS OF STOCK      BENEFICIAL OWNER                    OWNERSHIP               PERCENT OF CLASS
--------------      ----------------                    ---------               ----------------
Common stock        Edward A. Barth                     700,000                    71% (total)
                    Director, President and
                    Chief Executive Officer
                    5046 East Boulevard NW
                    Canton, OH 44718

                    And

                    Suzanne I. Barth*                    10,000
                    5046 East Boulevard NW
                    Canton, OH 44718

Common stock        Herbert Barth                       100,000                        10%
                    520 East Boulevard NW
                    Canton, OH 44718

Common stock        C. W. Vonderwell                     50,000                         5%
                    840 Ohio Street
                    Delphos, OH 45833

                    and

                    Maryellen Vonderwell*                50,000                         5%
                    8400 St. Rt. 66
                    Delphos, OH 45833

* Indicates husband and wife. Each individual has a beneficial ownership in their spouse's stock holdings.

Common stock: All Officers and Directors as a group that consist of one person, 700,000 shares direct, 10,000 beneficial, 71% total.

The percent of class is based on 1,000,000 shares of common stock issued and outstanding as of October 1, 2002.


19.  SELLING SECURITY HOLDERS

The selling shareholders named herein are offering 290,000 of the 790,000 shares of common shares offered through this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker-dealers. The shares include the following:

     1. 290,000 shares of E & S's common stock that the selling shareholders acquired from E & S in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and completed on December 10, 2001.


The following table provides as of October 1, 2002, the information regarding the beneficial ownership of the common shares held by each of the selling shareholders including:


     1.   The number of shares owned by each prior to this offering
     2.   The total number of shares that are now being offered for each
     3. The total number of shares that will be owned by each upon the completion of this offering
     4.   The percentage owned by each
     5. The identity of the beneficial holder of any entity that owns the shares

                                                       TOTAL NUMBER OF       TOTAL SHARES TO BE
                                    SHARES OWNED     SHARES BEING OFFERED        OWNED UPON       PERCENT OWNED UPON
NAME AND ADDRESS OF SELLING         PRIOR TO THIS        FOR SELLING         COMPLETION OF THIS      COMPLETION OF
      SHAREHOLDER                     OFFERING       SHAREHOLDERS ACCOUNT         OFFERING           THIS OFFERING
      -----------                     --------       --------------------         --------           -------------
James B. Swearengin                    10,000               10,000                  0.00                 0.00%
426 Sixth Street NW
N. Canton, OH 44720

Paul Swearengin &                      10,000               10,000                  0.00                 0.00%
Patricia Swearengin
855 Hurlock Lane
Galloway, OH 43119

Donna Roshong                          10,000               10,000                  0.00                 0.00%
2653 Cardington Green
Uniontown, OH 44685

Evelyn M. Kolbl                        20,000               20,000                  0.00                 0.00%
1313 19th St., NW
Canton, OH 44709

Richard P. Shaffer &                   20,000               20,000                  0.00                 0.00%
Judith A. Shaffer
5456 Mapleton Road SE
East Canton, OH 44730

James S. Hall                          10,000               10,000                  0.00                 0.00%
415 Bachtel Street SE
N. Canton, OH 44720

David A. Wolforth &                    10,000               10,000                  0.00                 0.00%
Theresa A. Wolforth
250 Pershing Avenue
Massillon, OH 44646

C. M. Vonderwell                       50,000               50,000                  0.00                 0.00%
840 Ohio Street
Delphos, OH 45833
Beneficial owner:
Mary Ellen Vonderwell

Mary Ellen Vonderwell                  50,000               50,000                  0.00                 0.00%
8400 St. Rt. 66
Delphos, OH 45833
Beneficial owner:
C. M. Vonderwell

Herbert G. Barth                      100,000              100,000                  0.00                 0.00%
5020 East Boulevard NW
Canton, OH 44718

NOTE: Except as otherwise noted in the above table, the named shareholder beneficially owns (either individually or jointly as noted above), and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sell shares of common stock which are not being offered in this prospectus or purchases additional shares of common stock being offered by E & S. It further assumes that all shares offered in this offering are sold. The percentages are based upon 1,500,000 shares of common stock which would be outstanding upon the successful completion of this offering.

NOTE: Except as noted above, none of the selling shareholders or their beneficial owners has had a material relationship with E & S other than that of shareholder, or has ever been an officer or director of E & S or any of its predecessors or affiliates.

20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

E & S's Officers and Directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders from monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our Articles of Incorporation do not specifically limit our Directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with E & S or its shareholders in connection with a matter in which the Director has a material conflict of interest; (b) a violation of criminal law, unless the Director had reasonable cause to believe that his or her conduct was lawful, or had no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the Director derived an improper personal profit; and (d) willful misconduct.

E & S's Bylaws provide that it will indemnify its Directors and Officers, and hold them harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada. These rights of indemnification shall not be exclusive of any other right which any Officer or Director may have or may thereafter acquire under any bylaw, agreement, vote of stockholders, provision of law or otherwise.

The Bylaws require E & S to pay all expenses, liability and losses (including attorney fees, judgments, fines and amounts paid or to be paid in the settlement of a matter); which are reasonably incurred or suffered by the Officer or Director. Any expenses of the Officer or Director incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred in an advance of the final distribution of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

21.  PLAN OF DISTRIBUTION

The selling shareholders will sell their common shares at the price of $.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter, shares will be sold at the prevailing market prices or at privately negotiated prices. These shareholders may be underwriters as defined by the Securities Act. The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.   In privately negotiated transactions;
     3.   Through the writing of options on the common stock;
     4.   In short sales;
     5.   In any combination of these methods of distribution.

These sales price to the public may be:

     1.   The market price prevailing at the time of sale;
     2.   A price related to such prevailing market price; or
     3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal although no such market makers have been established at this time. Any broker or dealer participating in such transactions as agent, may receive a commission from the selling shareholders, or, if they act as an agent for the purchaser of such common stock from such purchaser. The selling shareholders will pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholder, to purchase, as principal, any unsold shares at the price required to fulfill their respective brokers' or dealers' commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter re-sell such shares from time to time, in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders may distribute shares to one or more of their partners who are unaffiliated with E & S. E & S provides no assurance that all or any of the common shares offered will be sold by the selling shareholders.

E & S is bearing all costs related to the registration of its common shares. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their common stock. The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may deem to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with E & S's common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time as may be required by such broker or dealer;
     3. Not bid for or purchase any of E & S's securities or attempt to induce any person to purchase any of E & S's securities other than as permitted under the Securities Exchange Act.

With respect to the shares of common stock to be offered by E & S, E & S at the present time has no agreement with any underwriter for any type of underwriting of the shares to be offered by E & S. Instead, Mr. Edward A. Barth, E & S's president may, but will not be required to sell shares directly to investors or to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal. Mr. Barth is not registered as a broker or dealer under the Exchange Act of 1934. Instead, he will derive the authority to sell the E & S's shares to the public under the exemption contained in Rule 3a4-1 of the Exchange Act. Mr. Barth qualifies under this exemption because, as an officer and director of E & S, he is defined as an associated person of the issuer. As an associated person of the issuer, he will not be deemed to be a broker solely by reason of his participation in the sale of the common shares for E & S since he meets all the requirements contained in the rule. These requirements are (1) he is not subject to any statutory disqualification; (2) he will not be compensated in connection with his participation either through the payment of commissions or any other remuneration based directly on the sale of the common shares; (3) he is not an associated person of a broker or a dealer; and (4) he has intended primarily to perform at the end of the offering, substantial duties for E & S; he has not been a broker or dealer or an associated person of a broker or dealer within the past 12 months and he does not participate in the selling of an offering of securities for any issuer more than once every 12 months (aside from certain other exceptions which are not pertinent to the sale of the common shares).

Any broker or dealer participating in such transactions as agent, may receive a commission from E & S in an amount not to exceed 10% of the purchase price. Further, such agents will be governed by the rules and regulations established under the Securities Act of 1933 and the Securities Exchange Act of 1934. The registrant will file a post-effective amendment to this registration, in the event a market maker or underwriter of the securities offered herein is established or identified.

22.  DESCRIPTION OF SECURITIES

E & S's authorized capital stock consists of 25,000,000 shares of common stock at a par value of $.001. At the present time E & S has 1,000,000 shares of common stock outstanding which is held by 12 stockholders of record.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder for vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of a Director can elect all of the Directors. The holders of a majority of the common stock issued and outstanding and entitled to vote thereat, present in person or represented by a proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A vote by a holder of the majority of outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to the Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution, or winding up, each outstanding share entitles its holder to participate pro rata and all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. No such stock at this time exists. Holders of our common stock have no preemptive rights, no conversion rights and no redemption provisions applicable to the common stock.

23.  LEGAL PROCEEDINGS

E & S is not currently a party to any legal proceedings.

24.  INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus who has prepared or certified any part of this prospectus or has given an opinion on the validity of the securities being registered or upon the legal matters in connection with the registration or offering of the common stock was employed on a contingency basis. Further, no expert or counsel has or is to receive in connection with this offering, a substantial interest, direct or indirect, in E & S Holdings, Inc. No expert or counsel named in this prospectus has been connected with E & S as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Ronald O. Kaffen, of Baker, Hardesty & Kaffen, our independent legal counsel, has provided an opinion on the validity of E & S's common stock.

The financial statements included in this prospectus and in the registration statement have been audited by Hobe & Lucas, Certified Public Accountants, Inc., to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

25.  FINANCIAL STATEMENTS

Index to Financial Statements:


     1.   Auditor's report

     2. Audited financial statements for calendar year ending May 31, 2002, including:
          a.   Balance sheet as of May 31, 2002
          b. Statements of operations for the period from June 20, 2001 through May 31, 2002
          c. Statements of cash flows for the period beginning June 20, 2001 through May 31, 2002
          d.   Notes to financial statements

     3. Unaudited financial statements for calendar quarter ending August 31, 2002 including:
          a.   Balance sheet as of August 31, 2002
          b.   Statements of  operations  for the three months ending August 31,
               2002.
          c.   Statements  of cash flow for the three months  ending  August 31,
               2002
          d.   Notes to financial statements

                             E AND S HOLDINGS, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                  MAY 31, 2002

HOBE & LUCAS
CERTIFIED PUBLIC ACCOUNTANTS, INC.
                                                                       SUITE 510
                                                              4807 ROCKSIDE ROAD
                                                        INDEPENDENCE, OHIO 44131

                                                             Tel: (216) 524-8900
                                                             Fax: (216) 524-8777

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of E and S Holdings, Inc.
Canton, Ohio

    We have audited the accompanying balance sheet of E and S Holdings, Inc. (a development stage company) as of May 31, 2002 and the related statements of operations, stockholder's equity, and cash flows for the period beginning June 20, 2001 (inception) and ended May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E and S Holdings, Inc. as of May 31, 2002 and the results of its operations and cash flows for the period beginning June 20, 2001 (inception) and ended May 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

    As discussed in Note 1, the Company has been in the development stage since its inception on June 20, 2001. Realization of a major portion of its assets is dependent upon the Company's ability to successfully develop and market its patent, meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.


                                        /s/ Hobe & Lucas CPAs, Inc.


Independence, Ohio
July 2, 2002

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                  MAY 31, 2002

                                     ASSETS

CURRENT ASSETS
    Cash                                                               $  5,132

OTHER ASSETS
    Patent                                                               12,699
                                                                       --------

             Total Assets                                              $ 17,831
                                                                       ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
    Accounts payable                                                   $  2,500
    Loans payable - stockholders                                         10,800
    Accrued wages                                                        47,500
    Accrued directors fee                                                 5,000
    Accrued interest                                                        261
                                                                       --------

              Total Current Liabilities                                  66,061
                                                                       --------
STOCKHOLDER'S EQUITY
    Common stock - 25,000,000 shares authorized,
        1,000,000 shares issued and outstanding,
        $.001 par value                                                   1,000
    Additional paid-in capital                                           28,399
    Retained (deficit) during development stage                         (77,629)
                                                                       --------

        Total Stockholder's Equity                                      (48,230)
                                                                       --------

             Total Liabilities and Stockholder's Equity                $ 17,831
                                                                       ========

                See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF INCOME (LOSS)
                     FOR THE PERIOD BEGINNING JUNE 20, 2001
                       (INCEPTION) AND ENDED MAY 31, 2002


GENERAL AND ADMINISTRATIVE EXPENSES
  Product development                                                  $    315
  Bank charges                                                               80
  Licenses and permits                                                      295
  Legal and accounting                                                   21,665
  Professional fees                                                       5,000
  Rent                                                                    1,000
  Office supplies and expense                                             1,513
  Wage expense                                                           47,500
                                                                       --------
    Total General and Administrative Expenses                            77,368
                                                                       --------
OTHER INCOME (EXPENSE)
  Interest Expense                                                         (261)
                                                                       --------

(Loss) before provision for income taxes                                (77,629)

Provision for income taxes                                                   -0-

Net (Loss)                                                             $(77,629)
                                                                       --------

Net (Loss) per common share - Basic                                    $   (.09)
                                                                       ========

                See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDER'S EQUITY
                     FOR THE PERIOD BEGINNING JUNE 20, 2001
                       (INCEPTION) AND ENDED MAY 31, 2002

                                 COMMON STOCK
                           ------------------------    ADDITIONAL                    TOTAL
                             ISSUED                     PAID-IN     ACCUMULATED   STOCKHOLDER'S
                             SHARES       PAR VALUE     CAPITAL       DEFICIT        EQUITY
                           ----------    ----------    ----------   -----------   -------------
Issuance of Common Stock
  September, 2001             700,000    $      700    $    1,199   $       -0-     $    1,899

Issuance of Common Stock
  December, 2001,
  net of issuance costs
  of $2,500                   300,000           300        27,200           -0-         27,500

Net (Loss)                                                             (77,629)        (77,629)
                           ----------    ----------    ----------   ----------      ----------
Balance, May 31, 2002       1,000,000    $    1,000    $   28,399   $  (77,629)     $  (48,230)
                           ==========    ==========    ==========   ==========      ==========

                See accompanying notes to financial statements.

                              E & S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                     FOR THE PERIOD BEGINNING JUNE 20, 2001
                       (INCEPTION) AND ENDED MAY 31, 2002

Cash flows from Operating Activities
Net Income (loss)                                                      $(77,629)
Adjustments to reconcile net income (loss) to
 net cash used in operating activities:
    Increase in accounts payable                                          2,500
    Increase in accrued wages                                            47,500
    Increase in accrued directors fees                                    5,000
    Increase in accrued interest                                            261
                                                                       --------

Net Cash Used in Operating Activities                                   (22,368)
                                                                       --------
Cash Flows from Investing Activities
    Purchase of Patent                                                  (10,800)
                                                                       --------
Cash Flows from Financing Activities
    Proceeds from issuance of common stock,
       net of issuance costs of $2,500                                   27,500
    Proceeds from short-term debt                                        10,800
                                                                       --------

Net Cash Flows from Financing Activities                                 38,300
                                                                       --------

Net Increase in Cash                                                      5,132

Cash - June 20, 2001                                                         -0-
                                                                       --------

Cash - May 31, 2002                                                    $  5,132
                                                                       ========
Supplemental Disclosure of Cash Flows Information:
    Interest paid                                                      $     -0-
                                                                       ========
    Taxes paid                                                         $     -0-
                                                                       ========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

     On September 27, 2001, 700,000 shares of stock were issued at a value of $1,899 in return for contribution of the patent option. The patent was subsequently purchased for $10,800 in March 2002.

                See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of E and S Holdings, Inc. (hereinafter the "Company"), is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting policies requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

DEVELOPMENT STAGE COMPANY

     E and S Holdings, Inc. (a Nevada corporation) has been in the development stage since its formation on June 20, 2001. It is primarily engaged in the development and marketing of new products on which it holds the patent.
Realization of a major portion of its assets is dependent upon the Company's ability to successfully develop and market the products, meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 2 - FAIR VALUE OF FINANCIAL STATEMENTS

     The carrying amount of cash and liabilities approximates the fair value reported in the balance sheet.

NOTE 3 - NOTES PAYABLE

     Note payable to a stockholder due March 21, 2003,
     at an interest rate of 12%, secured by an interest in
     the Company's patent                                               $ 5,400

     Note payable to a stockholder due March 24, 2003,
     at an interest rate of 12%, secured by an interest in
     the Company's patent.                                                5,400
                                                                        -------

          Total Notes Payable                                           $10,800
                                                                        =======

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                  MAY 31, 2002

NOTE 4 - INCOME TAXES

     Income taxes on continuing operations include the following:

          Currently payable                                             $    -0-
          Deferred                                                           -0-
                                                                        -------

               Total                                                    $    -0-
                                                                        =======

     A reconciliation of the effective tax rate with the statutory U.S. income tax rate is as follows:

                                                               MAY 31, 2002
                                                            -------------------
                                                                         % OF
                                                                        PRETAX
                                                             INCOME     AMOUNT
                                                            --------    -------
          Income taxes per statement of operations          $     -0-   $   -0-

          Loss for financial reporting purposes
            without tax expense or benefit.                  (25,523)      (34)%
                                                            --------    ------

          Income taxes at statutory rate                    $(25,523)      (34)%
                                                            ========    ------

     At May 31, 2002 the Company had a net operating loss carryforward of approximately $22,569 expiring in 2022.

     The Company's deferred tax assets and liabilities at May 31, 2002 consist of:

                                                                         2002
                                                                       --------
          Deferred tax asset                                           $ 25,523
          Valuation allowance                                           (25,523)
          Deferred tax liability                                             --
                                                                       --------
                                                                       $     --
                                                                       ========

     Deferred taxes are provided for temporary differences in deducting expenses for financial statement and tax purposes. The principal source for deferred tax assets are net operating loss carryforwards and accrued wages and director's fees. No deferred taxes are reflected in the balance sheet at May 31, 2002 due to a valuation allowance.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                  MAY 31, 2002


NOTE 5 - RENT

     The Company rents office and storage space from one of its stockholders, Herbert G. Barth, on a month-to-month basis. Rent began in April, 2002 at a rate of $500 per month. Rent expense for the period beginning June 20, 2001 (inception) and ended May 31, 2002 was $1,000.

NOTE 6 - AMORTIZATION OF PATENT

     The Company held an option to purchase the patent pending rights to its proprietary product, locking pliers. The Company exercised its option to acquire the patent for its locking pliers product in March 2002 for $10,800. The patent is being amortized over its remaining legal life, beginning in the first quarter of fiscal 2002. The agreement also provides for payment of 8% of the gross consideration received for the use and licensing of the patent.

NOTE 7 - LOSS PER COMMON SHARE

     Loss per common  share is based on the  weighted  average  number of shares
outstanding   which  was:  850,000  for  the  period  beginning  June  20,  2001
(inception) and ended May 31, 2002.

                             E AND S HOLDINGS, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                 AUGUST 31, 2002

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                        AUGUST 31, 2002 AND MAY 31, 2002

                                                                AUGUST 31, 2002     MAY 31, 2002
                                                                ---------------     ------------
                                                                  (unaudited)         (audited)
                                     ASSETS
Current Assets
  Cash in bank                                                     $   2,198          $   5,132
  Inventory                                                              603                 --

  Total Current Assets                                                 2,801              5,132

Other Assets
  Patent - net of amortization of $216 at
    August 31, 2002, $-0- at May 31, 2002                             12,487             12,699
                                                                   ---------          ---------
    Total Assets                                                   $  15,288          $  17,831
                                                                   =========          =========

                       LIABILITIES AND STOCKHOLDERS EQUITY

Liabilities
  Accounts payable                                                 $  13,193          $   2,500
  Accrued wages - stockholder                                         70,000             47,500
  Accrued directors fees                                               5,000              5,000
  Accrued interest                                                       592                261
  Loans payable - stockholders                                        10,800             10,800

    Total Liabilities                                                 99,585             66,061

Stockholders Equity
  Common stock - 25,000,000 shares authorized,
    1,000,000 outstanding at .001 par value                            1,000              1,000
  Additional paid-in capital                                          28,399             28,399
  Deficit accumulated during the development stage                  (113,696)           (77,629)

    Total Stockholders Equity                                        (84,297)           (48,230)
                                                                   ---------          ---------
      Total Liabilities and Stockholders Equity                    $  15,288          $  17,831
                                                                   =========          =========

Note: The balance sheet at May 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

                See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                     FOR THE PERIOD BEGINNING JUNE 20, 2001
                   (INCEPTION) AND ENDING AUGUST 31, 2001, THE
                     THREE MONTHS ENDED AUGUST 31, 2002 AND
                          THE PERIOD FROM JUNE 20, 2001
                         (INCEPTION) TO AUGUST 31, 2002

                                        June 20, 2001      Three Months       June 20, 2001
                                         (Inception)           Ended         (Inception) to
                                       August 31, 2001    August 31, 2002    August 31, 2002
                                       ---------------    ---------------    ---------------
                                         (unaudited)        (unaudited)        (unaudited)
Expenses
  Wage expense                            $      --          $  22,500          $  70,000
  Legal and accounting                           --             10,600             32,265
  Professional fees                              --                 --              5,000
  Product development                            --                 65                380
  Bank charges                                    8                  6                 86
  Rent                                        1,500              2,500
  License and permits                            85                425                720
  Amortization                                   --                212                212
  Office supplies and expense                   652                428              1,941

Net Loss From Operations                       (745)           (35,736)          (113,104)

Other Income (expense)
  Interest expense                               --               (331)              (592)

Net Loss before income taxes                   (745)           (36,067)          (113,696)

Provision for income taxes                        0                  0                  0

Net Loss                                  $    (745)         $ (36,067)         $(113,696)
                                          =========          =========          =========

Net loss per common share - basic         $    (.00)         $    (.04)         $    (.11)
                                          =========          =========          =========

                See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
              FOR THE PERIOD BEGINNING JUNE 20, 2001 (INCEPTION AND
                 ENDING AUGUST 31, 2001, THE THREE MONTHS ENDED
                AUGUST 31, 2002 AND THE PERIOD FROM JUNE 20, 2001
                         (INCEPTION) TO AUGUST 31, 2002

                                                      June 20, 2001      Three Months       June 20, 2001
                                                     (Inception) to          Ended         (Inception) to
                                                     August 31, 2001    August 31, 2002    August 31, 2002
                                                     ---------------    ---------------    ---------------
                                                       (unaudited)        (unaudited)        (unaudited)
Cash Flows From Operating Activities
  Net Loss                                              $    (745)         $ (36,067)         $(113,696)
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Amortization                                             --                212                212
      (Increase) in inventory                                  --               (603)              (603)
      Increase in accounts payable                             --                 --             13,193
      Increase in accrued wages - stockholder                  --             10,693             70,000
      Increase in accrued director's fees                      --                 --              5,000
      Increase in accrued interest                             --                331                592
      Increase (Decrease) in stockholder payable            1,152                 --                 --

Net Cash From (Used By) Operating Activities                  407             (2,934)           (25,302)

Cash Flows From Investing Activities
  Purchase of patent                                           --                 --            (10,800)

Cash Flows From Financing Activities
  Loans from stockholders                                      --                 --             10,800
  Proceeds from issuance of common stock,
    net of issuance costs of $2,500                            --                 --             27,500

Net Cash Provided By Financing Activities                      --                 --             38,300

Net Increase In Cash                                          407             (2,934)             2,198

Cash At Beginning Of Period                                     0              5,132                  0

Cash At End Of Period                                   $     407          $   2,198          $   2,198
                                                        =========          =========          =========

Supplemental Disclosure of Cash Flows Information
  Interest paid                                         $       0          $       0          $       0
                                                        =========          =========          =========
  Taxes paid                                            $       0          $       0          $       0
                                                        =========          =========          =========

Supplemental Disclosure of Non-cash Investing and Financing Activities

     On September 27, 2001, 700,000 shares of stock were issued at a value of $1,899 in return for contribution of the patent option. The patent was subsequently purchased for $10,800 in March 2002.

                 See accompanying notes to financial statements.

                             E AND S HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2002


NOTE A - BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and item 310(b) of Regulation S-B. Accordingly, they do not include all the information and footnotes required by accounting principles generally acccepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the financial statements and footnotes thereto included in the E and S Holdings, Inc. Form SB-2 filing for the period beginning June 20, 2001 (inception) and ended May 31, 2002.

NOTE B - DEVELOPMENT STAGE COMPANY

     E and S Holdings, Inc. (a Nevada corporation) has been in the development stage since its formation on June 20, 2001. It is primarily engaged in the development and marketing of new products on which it holds the patent.
Realization of a major portion of its assets is dependent upon the Company's ability to successfully develop and market the patent, meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

26. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

E & S has no changes in or disagreements with its accountants.

                PART TWO: INFORMATION NOT REQUIRED ON PROSPECTUS

27.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:


Securities and Exchange Commission Registration Fee                   $    47.80
Federal taxes                                                                Nil
State taxes and fees                                                         Nil
Transfer agent fees                                                          Nil
Accounting fees & expenses                                            $ 6,000.00
Legal fees & expenses                                                 $20,000.00
Blue Sky fees & expenses                                              $ 2,000.00
Miscellaneous                                                         $ 1,000.00
                                                                      ----------
     TOTAL                                                            $29,047.80
                                                                      ==========

All amounts are estimates other than the Commission's Registration Fee.

E & S is paying all expenses of the Offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

28.  RECENT SALES OF UNREGISTERED SECURITIES

E & S issued 700,000 shares of common stock on September 27, 2001 to Edward A. Barth, E & S's Chief Executive Officer and one of E & S's two Directors. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 at a price of $0.027 per share, for a total value of $1,899.00. These shares were not purchased for cash, instead, they were issued in exchange for E & S receiving an option to obtain the assignment of a patent item which is intended to be the sole initial product of E & S. E & S determined that the fair market value of the option, at the time of the stock issuance, was $1,899.00.

E & S completed an Offering of 300,000 shares of its' common stock at a price of $0.10 per share to a total of 11 purchasers. The last subscription for shares in this Offering was completed on December 10, 2001. The total amount received from this Offering was $30,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933. All of the purchasers qualify as accredited investors. Each investor indicated in writing that he was purchasing the shares for investment purposes and not with a view to resale. Each investor indicated in writing that he had sufficient sophistication to evaluate the investment and could afford to lose the entire investment without adversely affecting his lifestyle.

29.  EXHIBITS

Exhibit 3.1      Articles of Incorporation *
Exhibit 3.2      Bylaws*
Exhibit 4        Share Certificate*
Exhibit 5        Opinion and Consent of Legal Counsel*
Exhibit 10       Assignment of Patent*
Exhibit 10.1     Option to Purchase Patent*
Exhibit 24.1     Consent of Hobe & Lucas, Certified Public Accountants, Inc.

----------
* Incorporated by reference to the exhibit filed with form SB-2 on January 9, 2002, May 3, 2002, June 21, 2002 and August 5, 2002.

30.  UNDERTAKING

The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:
          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.
     2. That for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.
     4. To file during any period in which we offer or sell securities, a post effective amendment to this registration statement, to reflect in the prospectus any facts or events which, or individually or together, represent a fundamental change in the information in the registration statement.
     5. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer or expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

31.  SIGNATURES

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorizes this Amendment No. 7 to the Registration Statement to be signed on its' behalf by the undersigned in the City of Canton, State of Ohio, on October 16, 2002.


E & S HOLDINGS, INC.


By: /s/ Edward A. Barth
    -------------------------------------
    Edward A. Barth, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Edward A. Barth
-----------------------------------------
Edward A. Barth, its principal Executive
Officer, its principal Financial Officer,
and its principal Accounting Officer and
Director


Date: October 16, 2002


/s/ Eugene H. Swearengin
-----------------------------------------
Eugene H. Swearengin, Director


Date: October 16, 2002

                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person who's signature appears below constitutes and appoints Edward A. Barth, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney's-in-fact and agents, and each of them, full power authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney's-in-fact and agents, or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated.


E & S Holdings, Inc.

By: /s/ Edward A. Barth
    -------------------------------------
    Edward A. Barth, President


Date: October 16, 2002


/s/ Edward A. Barth
-----------------------------------------
Edward A. Barth, its principal Executive
Officer, its principal Financial Officer,
and its principal Accounting Officer and
Director


Date: October 16, 2002


/s/ Eugene H. Swearengin
-----------------------------------------
Eugene H. Swearengin, Director


Date: October 16, 2002